Exhibit 23.4



              Consent of Thomas P. Monahan, CPA to Second Amendment



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                                     CONSENT



     I, Thomas P. Monahan, CPA, hereby consent to the use of my report relating to the audited financial statements for the period from inception to April 30, 1996 in a registration statement on the Second Amendment to Form 10-SB of American Bio Medica, Inc. (a development stage company) to be filed with the Securities and Exchange Commission.



     Dated: December 15, 1996





                                             s/Thomas P. Monahan
                                             -------------------------
                                               Thomas P. Monahan, CPA